wealthcasa



www.wealthcasa.com


wealthcasa
www.wealthcasa.com

wealthcasa

THE FUTURE

THE FUTURE OF REAL ESTATE INVESTING IS HERE

WealthCasa's ground breaking model of home ownership gives everyday people — from renters to small business owners, and entrepreneurs — the chance to become successful real estate investors.



EXPERIENCE AND EXPERTISE

Partner with a team with over 20 years of real estate investment experience.

$680M*
Projected Revenue (CDN)

908
Total Homes in Development

$100M
Development Lands Purchased (CDN)





*Projections such as those related to projected revenue are only predictions. No assurances can be given that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, any Projections are based upon a variety of assumptions that may not be realized and are highly variable. For more information on the risks to achieving these projections, please review pages 12-26 in the Offering Circular.

wealthcasa

INVEST WITH WEALTHCASA IN THESE EXCITING CITIES

Where is WealthCasa investing?


California

RIVERSIDE COUNTY

- 77 SINGLE FAMILY RESIDENTIAL
- Fully Entitled and ready for construction
- Home Sizes from 1746-3160 square feet


Tennessee

NASHVILLE

- 60 TOWNHOMES
- Fully Entitled and ready for construction
- Home Sizes from 1500-1800 square feet

wealthcasa

INVEST WITH WEALTHCASA IN THESE EXCITING CITIES

Where is WealthCasa investing?


Florida

ORLANDO

- 67 TOWNHOMES
- Fully Entitled and ready for construction
- Home Sizes from 1700-2000 square feet


Ontario

TORONTO

- 26 SINGLE FAMILY RESIDENTIAL
- 59 TOWNHOMES
- Fully Entitled and ready for construction
- Home Sizes from 1500-3200 square feet

OUR PILLARS

Building Wealth With WealthCasa

01

Become a Partner

Join us on the journey as WealthCasa creates new and thriving communities in local markets. Through acquiring land, obtaining entitlements, and building new homes, your investment turns you into a partner in the real estate revolution.



wealthcasa

THERE IS A PROBLEM

Potential investors are being shut out of the real estate market.

Everyone deserves the opportunity to invest in their future. But the truth is, the dream of owning a home is drifting further and further out of reach for many hardworking Americans.



Hefty down payments

The upfront cost of buying a home has skyrocketed in recent years, discouraging and delaying would-be buyers from making an investment.



Zero equity

Renters pour their hard-earned dollars into properties they'll never own, stunting their buying power and leaving little room for future growth.



Fear of the Unknown

Conventional real estate investing is intimidating — it's hard to know who to trust or where to start. For most, the risk of the unknown is far too high a price to pay.

OUR PILLARS

Building Wealth With WealthCasa

wealthcasa

02

Create Passive Income

The acquisition or construction of purpose-built rental units to create passive rental income for our investor partners.



OUR PILLARS

Building Wealth with WealthCasa

03

Rent-to-Own Program

WealthCasa's ground breaking model of homeownership allows everyday renters to become fractional owners of these units, benefiting from the appreciation of the homes over time. Renters benefit from a portion of their monthly payments going towards building their future wealth.



OUR UNIQUE SOLUTION

Turn renters into investment partners.

WealthCasa offers a progressive new model of wealth building that treats renters as investors and partners. With WealthCasa, you don't have to be rich or well-connected to start investing in real estate.You can start building your future now, one rent payment at a time.

Invest with confidence

WealthCasa invests in strong, stable markets in the U.S. and Canada. Our simple, easy-to-use investment portal and seasoned team of experts are ready to help you reach your financial goals. Invest for as little as $100.

Build wealth

WealthCasa only purchases properties that carry the possibility of consistent returns — often upwards of 20%*.
As our inventory expands, our investors will have even more opportunities to diversify their portfolios and earn an income with support from an experienced team.

A Trusted Partner

Don't know where to start? WealthCasa is your trusted partner, with over 20 years of experience in real estate, WealthCasa has done the heavy lifting for our investors–turning them into partners.

*Past performance is not necessarily indicative of future results. All investments carry significant risk, and all investment decisions of an individual remain the specific responsibility of that individual. There is no guarantee that any investment will result in profits or will not result in a loss or a total loss. All investors are advised to thoroughly understand all risks associated with any investing they choose. Please review the Offering Circular to thoroughly understand the risks involved in this investment.
For more information on the risks to achieving these projections, please review pages 12-26 in the Offering Circular.

wealthcasa

The Time is Right For Real Estate Investments

The upfront cost of buying a home has skyrocketed in recent years, discouraging and delaying would-be buyers from making an investment. Now is the prime time to invest in real estate to build wealth and the opportunity for extra income.

- The Market and Timing are Right
- Diversify Your Portfolio
- Protect Against Inflation


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BENEFITS

Generate Passive Income and Long-Term Wealth

Real estate generates a consistent passive income like bonds, in the form of reliable monthly rental payments. In addition to monthly passive income, real estate appreciates in value like equities, creating long-term wealth for investors.

- Create a Flow of Passive Income
- Benefit from Value Appreciation
- Build Capital for Your Future







BENEFITS

The Future of WealthCasa

WealthCasa's modular home development will soon be offering homes that incorporate environmentally friendly materials and employ energy-efficient building practices to create eco-friendly homes.

They will have a variety of affordable modular home sizes that are both functional and stylish to appeal to a wider range of buyers.

The modular construction process is beneficial due to a faster and more convenient alternative to traditional site-built homes.

WealthCasa is currently developing modular home models and is creating a virtual design centre where customers can visualize and customize their dream home using 3D modeling technology.









wealthcasa

BE A PART OF THE REAL ESTATE REVOLUTION

Join our growing community of investors today and be a part of a modern real estate revolution.



wealthcasa

THE BENEFITS

Our Mission

WealthCasa believes that everyone should be able to access the wealth-building power of investing in the real estate market. The truth is, the dream of owning a home has become virtually unattainable for many people.

WealthCasa aims to make real estate accessible to everyday investors through a crowdfunding offering. This allows people who may not fit the criteria of a traditional investor to invest in real estate with WealthCasa as a partner.







THE BENEFITS

Our Mission

The scarcity of affordable housing options, coupled with skyrocketing building costs and economic uncertainty, has left many would-be homeowners stuck with no other choice but to “throw away” their hard-earned money on rent instead of investing in their futures. WealthCasa offers a progressive new model of wealth building that treats renters as investors and partners.

Our rent-to-own strategy puts renters, owners, builders, and banks all at the same table — and, better yet, everyone gets a piece of the pie. With WealthCasa, you don’t have to be rich or well-connected to start investing in real estate. You can start building your future now.

When you invest with WealthCasa, you’re investing in a multi-dimensional and revolutionary real estate company. From land acquisition to residential development, WealthCasa specializes in building communities. We invite you to join us as our partner.



Management and Advisory Team

PRESIDENT & CEO
Cesare Bauco

VICE PRESIDENT OF CONSTRUCTION
Joe Bauco

VICE PRESIDENT OF FINANCE
Frank Bellotti

CHEIF LEGAL OFFICER
James Gaumond

INVESTMENT STRATEGIST
Tochi Lewis-Asonye, CFA

VICE PRESIDENT OF SALES & MARKETING
Steve Massaroni



PRESIDENT & CEO

Cesare Bauco

Cesare Bauco, the founder and President of Centreville Development Corporation/ Centreville Homes which was established in 2006. He has been in the residential development industry for over 20 years and oversees the day-to-day operations of the company along with review of new development opportunities and acquisitions. Centreville is a registered Builder with over 15 years of experience in building homes and land development. In the last few years, it has acquired lands yielding approximately 900 residential units in various phases of development with an estimated acquisition value of approximately $100 million dollars (CDN). Centreville will be looking to acquire development opportunities and expand building operations into the USA. It has engaged into discussions with property owners in Florida, California, Nashville and Texas.



VICE PRESIDENT
OF CONSTRUCTION

Joe Bauco

Joe Bauco, Vice President of Construction has been in the construction industry for over 20 years as an independent contractor completing renovations, additions, and construction management of new builds. In recent years has joined Centreville Development Corporation overseeing day to day construction operations on and off site. His wealth of experience and construction knowledge provides the leadership qualities required to achieve the highest level of quality construction management from our trade partners and employees.



VICE PRESIDENT
OF FINANCE

Frank Bellotti

Frank serves as Chairman and CEO of Bellotti Capital Partners Inc., an Exempt Market Dealer in Toronto. He is the ultimate designated person (UDP) and a dealing representative (DR) with Bellotti Capital Partners. During the course of his professional career, Frank has had a founding role in multiple successful ventures and financing organizations including founding partner of Kingsdale Capital Corporation member of IROC, co-founder of Caracal Energy sold to Glencore and co-founder and director of United Hydrocarbon International. Additionally, Frank was an early investor and co-founder in multiple cannabis companies such as Hexo Corp (formally Hydropothecary Corporation), Ianthus, Molecular Science Corporation and assisted in all facets of structuring and financing. Frank is a seasoned financier and investor who remains active in financing early stage and high growth opportunities.Mr Bellotti is also the CEO of Kingsbury Mortgage Company a Toronto based Mortgage company for the last 20 years.



CHIEF LEGAL
OFFICER

James Gaumond

Jim spent the last thirty years focused on real estate development, running a development consulting company, and serving as general counsel to several public companies and nonprofits. Jim's legal, governmental, and entrepreneurial background provides a holistic approach to real estate development in various communities. Jim formerly was the Acting Director of Regulatory Affairs at the New Jersey Housing and Mortgage Finance Agency. Jim supervised the Agency's loan closing portfolio, completing over a billion dollars in loan transactions in four years. Jim also oversaw all construction finance draws, disputes and mediation. He also advised the executive staff, directors of Underwriting, Finance, Property Management, Single Family, and Special Needs Divisions of the Agency. In addition, Jim has vast experience facilitating development teams to identify and obtain private and public financing to fund various development projects. Jim graduated from Salem College in 1988 with a B.S. in Psychology and Political Science, earned a J.D. from Delaware Law school in 1991, and received an M.P.A. from the University of Pennsylvania in 2000.



INVESTMENT STRATEGIST

Tochi Lewis-Asonye, CFA

Tochi Lewis-Asonye is a Chartered Financial Analyst with Investment Management and Business Advisory experience having worked in the financial and real asset sectors in the ECOWAS region and Canada. Tochi has extensive capital markets experience having worked on a number of private placements and public listings in North America. He also has a strong background in asset management and capital allocation. He was mentored by one of Canada's foremost Asset Managers and brings those learnings and expertise to the Group. Tochi is an alumnus of the J.L. Rotman School of Management, University of Toronto (MBA Class of 2007) and is a member of the Toronto CFA Society.



VICE PRESIDENT OF SALES & MARKETING

Steve Massaroni

Steve Massaroni is one of Toronto's most trusted and top selling brokers. A leader for over 15 years, Steve works with individuals, investors, and developers interested in the city's most coveted properties - with a particular focus on land and development projects.

Steve attributes his success to vast marketing and advertising strategies, partners, market knowledge, exclusive contact base and the true love of real estate. He is sought by many developers to sell multi unit projects across Ontario. Many builders, architects, planners, designers contact Steve prior to construction and completion of their projects to take advantage of his long track record of success to ensure the design, architecture and plan would appeal to the right buyers.

wealthcasa

CURRENT OFFERING

Securities Offered:	Equity in the form of limited partnership interests denominated in Common Units.
Maximum Offering Amount:	$75,000,000.00 for 15,000,000.00 Common Units
Minimum Offering Amount:	$1,000,000.00 for 200,000.00 Common Units
Minimum Investment Amount:	$100.00 for 20.00 Common Units per Investor
Targeted Returns:	The fund will be offering an 8% preferred annual return, paid quarterly to the limited partners.*

*The fund will be offering an 8% preferred annual return, paid quarterly to the limited partners. Unless expressly noted otherwise, all preferred annual returns provided are based on assumptions. We make no representations or warranties whatsoever that any investor will, or is likely to, achieve profits similar to those shown because hypothetical or simulated performance does not necessarily indicate future results.
For more information on the risks to achieving these projections, please review pages 12-26 in the Offering Circular. Preferred annual return paid quarterly to the limited partners.

60 Marycroft Ave., Unit 8
Vaughan, Ontario. L4L 5Y5,
Canada

437-783-5108

info@wealthcasa.com

wealthcasa

Disclosure

This presentation contains certain statements that may include 'forward-looking statements' within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements." Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements. The financial information and data contained in this presentation are unaudited and do not conform to the Securities and Exchange Commission's Regulation S-X. This presentation includes certain estimated financial information and forecasts that are not derived in accordance with generally accepted accounting principles (GAAP) and which may be deemed to be non-GAAP financial measures within the meaning of Registration G promulgated by the Securities and Exchange Commission. The Recipient acknowledges that US securities laws prohibit any Person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

This Investor Summary (this "Investor Summary") is being furnished by or on behalf of the Company based on information provided or furnished by the Company or from publicly available sources. Any information contained in this Investor Summary is being furnished for informational purposes only. The information contained herein is confidential and is provided for the exclusive use of the recipient and may not be reproduced, provided, disclosed to others, or used for any other purpose without written authorization by JUSTLY Markets, LLC. ("Placement Agent") and the Company, and upon request, must be returned to the Company or Placement Agent. JUSTLY Markets, LLC ("JUSTLY"), a Delaware limited liability, is a FINRA/SEC registered Broker-Dealer in connection with any transaction involving the Company pertaining to the matters contained herein. This Investor Summary is not intended to be and does not constitute financial advice or any other advice, is general in nature, and is not specific to any recipient. Recipients are responsible for their own investment research and investment decisions. This Investor Summary is for informational purposes only. Recipients should not construe any such information or other material as legal, tax, investment, financial, or other advice. Nothing contained in this Investor Summary constitutes a solicitation, recommendation, endorsement, or offer by the Placement Agent or any third-party service provider to buy or sell any securities or other financial instruments in this or in any other jurisdiction in which such solicitation or offer would be unlawful under the securities laws of such jurisdiction. All content in this Investor Summary is information of a general nature and does not address the circumstances of any individual or entity. Nothing in this Investor Summary constitutes professional and/or financial advice, nor does any information in this Investor Summary constitute a comprehensive or complete statement of the matters discussed or the law relating thereto. The Placement Agent is not a fiduciary by virtue of any person's use of or access to this Investor Summary or the information contained herein. Recipients alone assume the sole responsibility of evaluating the merits and risks associated with the use of any information or other content in this Investor Summary before making any decisions based on such information or other content.

In exchange for using this Investor Summary, recipients agree not to hold Placement Agent, its affiliates, or any third-party service provider liable for any possible claim for damages arising from any decision recipients make based on information or other content made available to recipients through this Investor Summary. This Investor Summary is provided on an "as is" basis without warranties of any kind, either express or implied, including but not limited to warranties of title or implied warranties of merchantability or fitness for a particular purpose. The disclaimers of liability contained herein apply to any damages or injury caused by any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, computer virus, communication line failure, theft or destruction, or unauthorized access to, alteration of, or use of record, whether for breach of contract, tortious behavior, negligence, or under any other cause of action. Any recipient of this Investor Summary acknowledges that Placement Agent is not liable for the defamatory, offensive, or illegal conduct of other third parties, members, or other users of the Investor Summary. In no event will the Placement Agent or any person or entity involved in creating, producing, or distributing content of this Investor Summary be liable for any direct, indirect, incidental, special, or consequential damages (including but not limited to lost profits or trading losses) arising out of the use of or inability to use this Investor Summary or out of the breach of any warranty. Placement Agent neither endorses nor is responsible for the accuracy or reliability of any opinion, advice, information, or statement on this Investor Summary. Under no circumstances will Placement Agent be liable for any loss or damage caused by any recipient's reliance on information obtained through the content of this Investor Summary. The information contained herein has not been independently verified, and neither the Company, Placement Agent, nor its respective affiliates make any representation or warranty (expressed or implied) as to the accuracy or completeness of this Investor Summary or any statements, estimates, or projections contained herein, and none of them will have any liability for any recipient's use of this Investor Summary or any other oral, written, or other communications transmitted to the recipient in the course of its evaluation of the Company.

This Investor Summary contains certain projected financial information that reflects management's projections as to anticipated future results based upon assumptions that are inherently uncertain, including assumptions as to the size of the market in which it competes, general industry conditions, and other factors. The assumptions are based on management's judgment. As a result, no representation or warranty is made as to the feasibility of the projected financial information included in this Investor Summary. The only information that will have any legal effect will be that which is specifically represented or warranted in a definitive agreement relating to a transaction with the Company and executed on behalf of the Company and a third party. The Placement Agent anticipates receiving a fee from the Company in connection with the transaction contemplated herein. This Investor Summary is not, and under no circumstances should, be construed as a solicitation to act as a securities broker or dealer in any jurisdiction. This material is general and broad insofar as it does not have regard to the circumstances or needs of any specific person who may read it. Recipients should not regard this Investor Summary as a substitute for the exercise of their own judgment. The Company reserves the right to negotiate with one or more prospective third parties at any time and to enter into a definitive agreement relating to a transaction with the Company without prior notice to the recipient or other prospective third parties. Also, the Company reserves the right, at any time, to terminate further participation in the investigation and process by any party and to modify any procedures without giving advance notice or providing any reason thereof. The Company also reserves the right during the evaluation period to take any action, whether within or outside the ordinary course of business. Neither this Investor Summary nor its delivery to recipients shall constitute or be construed to be an offer to sell any securities of the Company. Neither the Company nor Placement Agent expects to update or otherwise revise this Investor Summary or other materials supplied herewith.

Risk Factors

An investment in Shares involves several risks. You should carefully consider the following risks and other information in this Memorandum and information contained in the Subscription Agreement before purchasing the Shares. This investment is highly speculative, and you may lose all or a part of your investment.

Risks Related to the Company's Operations and Industry:

- Our risk management efforts may not be effective, which could result in unforeseen losses.
- We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war, and terrorism that could disrupt business and result in lower sales, increased operating costs, and capital expenditures.
- We are susceptible to adverse economic conditions.
- We rely and expect to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as intellectual property laws, to protect our proprietary rights.
- Security breaches, improper access to or disclosure of our data or user data, or other hacking and phishing attacks on our systems could harm our reputation and adversely affect our business.
- The Company is obligated to pay certain fees and expenses.
- The Company has a limited operating history, which makes it hard to evaluate its ability to generate revenue through operations.
- We may not be able to raise additional funds when needed.
- To the extent that we seek to expand our operations and increase our reserves through acquisitions, we may experience issues in executing acquisitions or integrating acquired operations.

RISK FACTORS
Risks Related to the Company and our Business:
• The Company may experience fluctuations in its quarterly results.
• Our financial condition and results of operation will depend on our ability to manage future growth effectively.
• Regulatory, legal, and tax changes may adversely affect the Company.
• The Company is undertaking this Offering pursuant to a private offering exemption.
• There will exist recourse to the Company's assets.
• General economic conditions and recent events may affect the Company and its operations.
• Negative publicity could adversely affect our business and operating results.
• We may fail to implement our business plan.
• There may be unanticipated obstacles to the execution of the Company's business model.
• Management has broad discretion as to the use of proceeds.
• The Company's results are dependent on successful initiatives and acceptance by customers of the Company's products and services.
• Declining economic conditions could negatively impact our business.
• There exists an inability to accurately forecast future revenue and growth.
• The Company is dependent on current management and on our key personnel.
• We have a limited operating history and thus are subject to risks of business development.

Risks Related to this Offering and the Shares:
• The offering price of the Shares has been determined arbitrarily.
• If the Company ceases operations, the Shares will have limited or no value or use.
• There is a risk of uninsured losses.
• There is no assurance that purchasers of the Shares will receive a return on their investment.
• Investors may lack information for monitoring their investment.
• The Shares have no material history.
• Investing in private placements is risky.
• There may be adverse tax consequences for investors upon certain future events.
• Prospective investors must undertake their own due diligence.
• You have no ability to withdraw from your investment.
• While the stockholders have a right to vote thereon, the Board and the officers they designate will make all management decisions.
• If the Shares ever become transferable, such transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable.
• Investors should expect to hold their Shares for an indefinite period.
• There is no public market for the Shares, so investors may be unable to dispose of their investment.